UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2015

LOJACK CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	001-08439	04-2664794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Pequot Way, Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 302-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2015, the Board of Directors of LoJack Corporation (the “Company”) increased the size of the Board to ten and appointed John A. Janitz as a director. On March 17, 2015, the Company entered into an agreement with certain shareholders of the Company, consisting of Engine Group, L.P., Engine Jet Capital, L.P., P Engine Ltd., Engine Group Management, LLC, Engine Investments, LLC and Arnaud Ajdler (collectively, “Engine Group”). Pursuant to this agreement, the Company appointed Alan L. Bazaar to the Board of Directors in March 2015, and agreed to work with Engine Group to identify an additional mutually agreeable director for appointment to the Board. As a result, the Company and Engine Group agreed to the appointment of Mr. Janitz to the Board. For further information regarding the agreement with Engine Group, reference is made to the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2015.

Mr. Janitz, age 72, is Chairman and Co-Founding Partner of Evergreen Capital Partners, a financial advisor and investment manager. In this role he also serves as a senior advisor to the private equity firm The Gores Group, where he sources investment opportunities and advises on strategy, technology, manufacturing and operational matters in the industrial sector. Mr. Janitz previously served as Chairman – Global Industrial Partners at Credit Suisse, as a member of the Board and Chief Operating Officer of NYSE-listed Textron, Inc., as President of Gulf & Western Manufacturing Co., and as Executive Vice President of global automotive technology company TRW Inc. He began his career at Ford Motor Company. Mr. Janitz is a director of NYSE-listed STR Holdings LLC and Eastman Kodak Company.

Mr. Janitz’s compensation will be consistent with that provided to all of the Company’s non-employee directors, as described in the Company’s most recent proxy statement filed with the SEC on April 7, 2014. There are no family relationships between Mr. Janitz and any director or executive officer of the Company, and Mr. Janitz has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Company has not yet determined the Board committees on which Mr. Janitz may sit.

Item 7.01. Regulation FD Disclosure.

On April 28, 2015, the Company issued a press release announcing the appointment of Mr. Janitz to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release issued by LoJack Corporation on April 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2015	LOJACK CORPORATION

	By:	/s/ José M. Oxholm
José M. Oxholm
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by LoJack Corporation on April 28, 2015